Exhibit 99.1

Prestige Brands Holdings, Inc. Reports Fiscal Third Quarter 2015 and Year-to-Date Results
Record Third Quarter Revenues Up 36.4%
Achieved Third Quarter Organic Growth of 2.1%
Outlook for Full Fiscal Year 2015 Updated

Tarrytown, NY-(Business Wire)-February 5, 2015--Prestige Brands Holdings, Inc. (NYSE: PBH) today announced results for the third fiscal quarter and nine months ended December 31, 2014.

Key third quarter highlights include:

•	Revenue increased 36.4% to $197.6 million

•	Organic growth of 2.9% excluding the impact of foreign exchange

•	Adjusted FCF increased 9.6% to $45.5 million

•	Adjusted net income increased 63.0% to $25.4 million, or $0.48 per diluted share

“We are extremely pleased with our third quarter and year-to-date performance,” said Matthew M. Mannelly, President and CEO. “These results reflect continued strengthening of consumption trends among our core OTC brands as well as the addition of the recent acquisitions of Insight Pharmaceuticals (Insight) and Hydralyte. Sales increased across our core OTC and international categories resulting in record third quarter sales and organic growth of 2.9% after adjusting for the impact of foreign exchange, despite the challenging retail environment.”

Revenues in the third quarter increased 36.4% to a record $197.6 million, compared to $144.9 million in the third quarter of fiscal year 2014. Organic sales growth for the quarter was 2.1%, or 2.9% excluding the impact of foreign exchange, compared to the prior year comparable quarter. Reported net income totaled $21.3 million, or $0.40 per diluted share, compared to $3.1 million, or $0.06 per diluted share, in the third quarter of fiscal year 2014. Adjusted net income increased 63.0% to $25.4 million, or $0.48 per share, compared to $15.6 million, or $0.30 per share, in the third quarter of fiscal year 2014. Adjustments to net income in the third quarter of fiscal 2015 consist of items related to the acquisitions of Insight and Hydralyte. The prior year comparable quarter included adjustments related to a senior note offering.

Nine Months Ended December 31, 2014
Revenues for the nine months ended December 31, 2014 totaled a record $524.6 million, an increase of 15.5%, compared to $454.3 million for the nine months ended December 31, 2013. Reported net income totaled $54.5 million, or $1.04 per diluted share, compared to $56.6 million, or $1.08 per diluted share for the nine months ended December 31, 2013. Adjusted net income for the nine months ended December 31, 2014 totaled $73.3 million, or $1.39 per share, compared to adjusted net income of $61.3 million or $1.17 per share, for the nine months ended December 31, 2013. Adjustments to net income in the current year consist of items related to the Insight and Hydralyte acquisitions and primarily to the senior note offering and tax rate adjustments in the prior year.

Segment Review
North American OTC Healthcare. Revenues were $159.3 million for the third fiscal quarter of 2015, a 37.2% increase over third quarter 2014 revenues of $116.1 million. For the nine month period ended December 31, 2014, revenues totaled $407.3 million, compared to $367.5 million for the nine months ended December 31, 2013. Results for both periods were favorably impacted by increased consumption among core OTC brands as well as the Insight acquisition.
International OTC Healthcare. Revenues totaled $17.1 million for the third fiscal quarter of 2015, a 107.8% increase over third quarter 2014 revenues of $8.2 million. For the nine months ended December 31, 2014, revenues totaled $48.2 million, compared to $20.7 million for the nine months ended December 31, 2013. Results for both periods were impacted by revenues from the strong performance of the Care portfolio in Australia and the acquisition of Hydralyte.

Household Cleaning. Revenues totaled $21.2 million for the third fiscal quarter of 2015, a 3.4% increase over third quarter 2014 revenues of $20.5 million. Revenues for the nine months ended December 31, 2014 totaled $69.1 million, compared to $66.2 million for the nine months ended December 31, 2013.

Balance Sheet and Adjusted Free Cash Flow
Adjusted Free Cash Flow totaled $45.5 million for the third quarter of 2015, an increase of 9.6 % over fiscal third quarter 2014 Adjusted Free Cash Flow of $41.5 million. For the nine months ended December 31, 2014, Adjusted Free Cash Flow was $113.6 million compared to Adjusted Free Cash Flow of $95.0 million for the nine months ended December 31, 2013, an increase of 19.6%. The Company repaid $55.0 million of debt during the third fiscal quarter of 2015 and had a bank-defined net debt to EBITDA leverage ratio of ~5.4.

Commentary & Outlook
“Our strong third quarter results underscore the strength of Prestige’s diverse and growing portfolio of brands, which are well-positioned to benefit over the long-term from our brand-building expertise and ability to bring innovative new products to the marketplace,” said Mr. Mannelly. “The recent additions of the Insight brands and Hydralyte continue to broaden our platform. Marketing and advertising initiatives are now in development for the newly acquired core OTC brands and we look forward to stabilizing, strengthening and building the new women’s health platform.”

Mr. Mannelly continued, “Third quarter results also reflect the strengthening of our financial profile. We are now increasing our Adjusted Free Cash Flow projection to approximately $155 million for fiscal year 2015, which will enable us to rapidly de-lever and continue to build meaningful M & A capacity.”

“In light of our excellent year to date and third quarter results, we are updating our previously provided outlook for fiscal year 2015,” said Mr. Mannelly. “We are tightening our expected adjusted EPS range from $1.75 to $1.85 per share to $1.82 to $1.85 per share, and anticipate revenue growth at the high end of our previously provided outlook of 15-18%. The update is driven by anticipated organic growth in the legacy business during the fourth quarter.”

Q3 Conference Call, Accompanying Slide Presentation & Replay
The Company will host a conference call to review its third quarter results on February 5, 2015 at 8:30 am EDT. The toll-free dial-in numbers are 877-280-4961 within North America and 857-244-7318 outside of North America. The conference pass code is "prestige". The Company will provide a live Internet webcast, a slide presentation to accompany the call, as well as an archived replay, all of which can be accessed from the Investor Relations page of the Company's website at http://prestigebrands.com. The slide presentation can be accessed just before the call from the Investor Relations page of the website by clicking on Webcasts and Presentations. Telephonic replays will be available for two weeks following the completion of the call and can be accessed at 888-286-8010 within North America and at 617-801-6888 from outside North America. The pass code is 28092338.

Non-GAAP Financial Information
In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the “About Non-GAAP Financial Measures” section at the end of this earnings release.

About Prestige Brands Holdings, Inc.
The Company markets and distributes brand name over-the-counter and household cleaning products throughout the U.S. and Canada, and in certain international markets. Core brands include Monistat® women’s health products, Nix® lice treatment, Chloraseptic® sore throat treatments, Clear Eyes® eye care products, Compound W® wart treatments, The Doctor's® NightGuard® dental protector, the Little

Remedies® and PediaCare® lines of pediatric over-the-counter products, Efferdent® denture care products, Luden's® throat drops, Dramamine® motion sickness treatment, BC® and Goody's® pain relievers, Beano® gas prevention, Debrox® earwax remover, and Gaviscon® antacid in Canada. Visit the Company's website at www.prestigebrands.com.

Note Regarding Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "outlook," "may," "will," "would," "expect," “intend,” “estimate,” “anticipate,” “believe,” or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding our positioning to benefit over the long term, our expected future operating results, including revenue growth, adjusted EPS, anticipated adjusted free cash flow, and our expected use of free cash flow for rapid deleveraging and building M&A capacity, new product introductions and our anticipated organic growth in the legacy business. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including the impact of our advertising and promotional initiatives, competition in our industry, supplier issues, and the success of our brand-building investments and integration of newly acquired products. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2014, Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, and other periodic reports filed with the Securities and Exchange Commission.

Contact: Dean Siegal
914-524-6819

Prestige Brands Holdings, Inc.
Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
(In thousands, except per share data)	2014	2013	2014	2013
Revenues
Net sales	$196,435	$143,713	$520,981	$450,862
Other revenues	1,171	1,158	3,596	3,466
Total revenues	197,606	144,871	524,577	454,328

Cost of Sales
Cost of sales (exclusive of depreciation shown below)	85,861	64,403	228,424	197,614
Gross profit	111,745	80,468	296,153	256,714

Operating Expenses
Advertising and promotion	30,144	24,229	74,284	67,457
General and administrative	19,454	12,137	63,588	35,390
Depreciation and amortization	5,154	3,644	11,967	10,206
Total operating expenses	54,752	40,010	149,839	113,053
Operating income	56,993	40,458	146,314	143,661

Other (income) expense
Interest income	(20)	(16)	(67)	(44)
Interest expense	24,612	21,276	57,505	53,648
Gain on sale of asset	(1,133)	—	(1,133)	—
Loss on extinguishment of debt	—	15,012	—	15,012
Total other expense	23,459	36,272	56,305	68,616
Income before income taxes	33,534	4,186	90,009	75,045
Provision for income taxes	12,241	1,056	35,521	18,431
Net income	$21,293	$3,130	$54,488	$56,614

Earnings per share:
Basic	$0.41	$0.06	$1.05	$1.10
Diluted	$0.40	$0.06	$1.04	$1.08

Weighted average shares outstanding:
Basic	52,278	51,806	52,110	51,498
Diluted	52,730	52,445	52,622	52,236

Comprehensive income, net of tax:
Currency translation adjustments	(8,779)	(2,694)	(16,883)	(1,571)
Total other comprehensive loss	(8,779)	(2,694)	(16,883)	(1,571)
Comprehensive income	$12,514	$436	$37,605	$55,043

Prestige Brands Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)

(In thousands) Assets	December 31, 2014	March 31, 2014
Current assets
Cash and cash equivalents	$21,951	$28,331
Accounts receivable, net	87,692	65,050
Inventories	75,240	65,586
Deferred income tax assets	8,346	6,544
Prepaid expenses and other current assets	7,533	11,674
Total current assets	200,762	177,185

Property and equipment, net	13,089	9,597
Goodwill	291,892	190,911
Intangible assets, net	2,144,084	1,394,817
Other long-term assets	30,769	23,153
Total Assets	$2,680,596	$1,795,663

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$38,567	$48,286
Accrued interest payable	11,792	9,626
Other accrued liabilities	40,675	26,446
Total current liabilities	91,034	84,358

Long-term debt
Principal amount	1,643,600	937,500
Less unamortized discount	(5,639)	(3,086)
Long-term debt, net of unamortized discount	1,637,961	934,414

Deferred income tax liabilities	342,385	213,204
Other long-term liabilities	279	327
Total Liabilities	2,071,659	1,232,303

Stockholders' Equity
Preferred stock - $0.01 par value
Authorized - 5,000 shares
Issued and outstanding - None	—	—
Common stock - $0.01 par value
Authorized - 250,000 shares
Issued - 52,508 shares at December 31, 2014 and 52,021 shares at March 31, 2014	525	520
Additional paid-in capital	423,985	414,387
Treasury stock, at cost - 255 shares at December 31, 2014 and 206 shares at March 31, 2014	(3,062)	(1,431)
Accumulated other comprehensive (loss) income, net of tax	(16,144)	739
Retained earnings	203,633	149,145
Total Stockholders' Equity	608,937	563,360
Total Liabilities and Stockholders' Equity	$2,680,596	$1,795,663

Prestige Brands Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended December 31,
(In thousands)	2014	2013
Operating Activities
Net income	$54,488	$56,614
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,967	10,209
Gain on sale of asset	(1,133)	—
Deferred income taxes	19,517	10,261
Amortization of deferred financing costs	4,568	6,023
Stock-based compensation costs	4,919	3,763
Loss on extinguishment of debt	—	15,012
Premium payment on 2010 Senior Notes	—	(12,768)
Amortization of debt discount	1,336	3,115
Lease termination costs	1,125	—
Loss (gain) on sale or disposal of equipment	321	(3)
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable	2,113	8,495
Inventories	14,478	(2,262)
Prepaid expenses and other current assets	7,598	(2,783)
Accounts payable	(25,452)	(1,285)
Accrued liabilities	8,297	(13,531)
Net cash provided by operating activities	104,142	80,860

Investing Activities
Purchases of property and equipment	(3,700)	(2,658)
Proceeds from the sale of property and equipment	—	3
Proceeds from sale of business	18,500	—
Proceeds from sale of asset	10,000	—
Acquisition of Insight Pharmaceuticals, less cash acquired	(749,666)	—
Acquisition of the Hydralyte brand	(77,991)	—
Acquisition of Care Pharmaceuticals, less cash acquired	—	(55,215)
Net cash used in investing activities	(802,857)	(57,870)

Financing Activities
Proceeds from issuance of 2013 Senior Notes	—	400,000
Repayment of 2010 Senior Notes	—	(201,710)
Term loan borrowings	720,000	—
Term loan repayments	(80,000)	(147,500)
Borrowings under revolving credit agreement	124,600	50,000
Repayments under revolving credit agreement	(58,500)	(45,500)
Payment of deferred financing costs	(16,072)	(6,933)
Proceeds from exercise of stock options	3,654	5,738
Proceeds from restricted stock exercises	57	—
Excess tax benefits from share-based awards	1,030	1,725
Fair value of shares surrendered as payment of tax withholding	(1,688)	(278)
Net cash provided by financing activities	693,081	55,542

Effects of exchange rate changes on cash and cash equivalents	(746)	151
(Decrease) increase in cash and cash equivalents	(6,380)	78,683
Cash and cash equivalents - beginning of period	28,331	15,670
Cash and cash equivalents - end of period	$21,951	$94,353

Interest paid	$49,435	$47,586
Income taxes paid	$7,135	$9,761

Prestige Brands Holdings, Inc.
Consolidated Statements of Income
Business Segments
(Unaudited)

	Three Months Ended December 31, 2014
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$160,655	$17,071	$20,218	$197,944
Elimination of intersegment revenues	(1,509)	—	—	(1,509)
Third-party segment revenues	159,146	17,071	20,218	196,435
Other revenues	151	4	1,016	1,171
Total segment revenues	159,297	17,075	21,234	197,606
Cost of sales	63,479	6,247	16,135	85,861
Gross profit	95,818	10,828	5,099	111,745
Advertising and promotion	26,779	2,776	589	30,144
Contribution margin	$69,039	$8,052	$4,510	81,601
Other operating expenses				24,608
Operating income				56,993
Other expense				23,459
Income before income taxes				33,534
Provision for income taxes				12,241
Net income				$21,293

	Nine Months Ended December 31, 2014
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$409,767	$48,093	$66,057	$523,917
Elimination of intersegment revenues	(2,936)	—	—	(2,936)
Third-party segment revenues	406,831	48,093	66,057	520,981
Other revenues	478	62	3,056	3,596
Total segment revenues	407,309	48,155	69,113	524,577
Cost of sales	158,005	17,926	52,493	228,424
Gross profit	249,304	30,229	16,620	296,153
Advertising and promotion	64,573	8,151	1,560	74,284
Contribution margin	$184,731	$22,078	$15,060	221,869
Other operating expenses				75,555
Operating income				146,314
Other expense				56,305
Income before income taxes				90,009
Provision for income taxes				35,521
Net income				$54,488

	Three Months Ended December 31, 2013
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$117,476	$8,214	$19,532	$145,222
Elimination of intersegment revenues	(1,509)	—	—	(1,509)
Third-party segment revenues	115,967	8,214	19,532	143,713
Other revenues	150	—	1,008	1,158
Total segment revenues	116,117	8,214	20,540	144,871
Cost of sales	45,886	3,144	15,373	64,403
Gross profit	70,231	5,070	5,167	80,468
Advertising and promotion	21,380	2,145	704	24,229
Contribution margin	$48,851	$2,925	$4,463	56,239
Other operating expenses				15,781
Operating income				40,458
Other expense				36,272
Income before income taxes				4,186
Provision for income taxes				1,056
Net income				$3,130

	Nine Months Ended December 31, 2013
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$369,356	$20,636	$63,198	$453,190
Elimination of intersegment revenues	(2,328)	—	—	(2,328)
Third-party segment revenues	367,028	20,636	63,198	450,862
Other revenues	450	14	3,002	3,466
Total segment revenues	367,478	20,650	66,200	454,328
Cost of sales	140,419	8,947	48,248	197,614
Gross profit	227,059	11,703	17,952	256,714
Advertising and promotion	61,477	3,855	2,125	67,457
Contribution margin	$165,582	$7,848	$15,827	189,257
Other operating expenses				45,596
Operating income				143,661
Other expense				68,616
Income before income taxes				75,045
Provision for income taxes				18,431
Net income				$56,614

About Non-GAAP Financial Measures
We define Non-GAAP Total Revenues excluding acquisitions and divestitures and the impact of current year foreign exchange rates as Total Revenues excluding revenues associated with products acquired or divested in the periods presented and the impact of current year foreign exchange rates on total revenues. We define Non-GAAP Adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization, certain other legal and professional fees, and other acquisition-related costs. Non-GAAP Adjusted EBITDA margin is calculated as Non-GAAP Adjusted EBITDA divided by GAAP Total Revenues. We define Non-GAAP Adjusted Gross Margin as Gross Profit before inventory step up charges and certain other acquisition and integration-related costs. Non-GAAP Adjusted Gross Margin Percentage is calculated based on Non-GAAP Adjusted Gross Margin divided by GAAP Total Revenues. We define Non-GAAP Adjusted General and Administrative expenses as General and Administrative expenses minus certain other legal and professional fees, acquisition and other integration costs. Non-GAAP Adjusted General and Administrative expense percentage is calculated based on Non-GAAP Adjusted General and Administrative expense divided by GAAP Total Revenues. We define Non-GAAP Adjusted Net Income as Net Income before inventory step-up charges, certain other legal and professional fees, other acquisition and integration-related costs, the applicable tax impacts associated with these items and the tax impacts of state tax rate adjustments and other non-deductible items. Non-GAAP Adjusted EPS is calculated based on Non-GAAP Adjusted Net Income, divided by the weighted average number of common and potential common shares outstanding during the period. We define Non-GAAP Adjusted Free Cash Flow as net cash provided by operating activities less premium payments to extinguish debt, accelerated interest payments due to debt refinancing and cash paid for capital expenditures, plus payments for integration, transition and other payments associated with acquisitions. Non-GAAP Total Revenues excluding acquisitions and divestitures and the impact of current year foreign exchange rates, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin Percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, and Non-GAAP Adjusted Free Cash Flow may not be comparable to similarly titled measures reported by other companies.
We are presenting Non-GAAP Total Revenues excluding acquisitions and divestitures and exchange rates, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin Percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage,Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, and Non-GAAP Adjusted Free Cash Flow, because they provide additional ways to view our operation when considered with both our GAAP results and the reconciliation to net income and net cash provided by operating activities, respectively, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Each of Non-GAAP Total Revenues excluding acquisitions and divestitures and exchange rates, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin Percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, and Non-GAAP Adjusted Free Cash Flow, is presented solely as a supplemental disclosure because (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP Total Revenues excluding acquisitions and divestitures and exchange rates, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin Percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted

EPS, and Non-GAAP Adjusted Free Cash Flow internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP Total Revenues excluding acquisitions and divestitures and exchange rates, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin Percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, and Non-GAAP Adjusted Free Cash Flow, have limitations, and you should not consider these measures in isolation from or as an alternative to GAAP measures such as General and Administrative expense, Operating income, Net income, and Net cash flow provided by operating activities, or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The following tables set forth the reconciliation of Non-GAAP Total Revenues excluding acquisitions and divestitures and exchange rates, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin Percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Adjusted Free Cash Flow, all of which are non-GAAP financial measures, to GAAP Gross Profit, GAAP General and Administrative expense, GAAP Net Income, GAAP Diluted EPS and GAAP Net cash provided by operating activities, our most directly comparable financial measures presented in accordance with GAAP.

Reconciliation of GAAP Total Revenues to Non-GAAP Total Revenues excluding acquisitions and divestitures and exchange rates:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013
(In thousands)
GAAP Total Revenues	$197,606	$144,871	$524,577	$454,328
Adjustments:
Care Pharma and Hydralyte revenues (1)	(6,250)	—	(18,591)	—
Insight revenues (2)	(43,431)	—	(56,090)	—
Total adjustments	(49,681)	—	(74,681)	—
Non-GAAP Total Revenues excluding acquisitions and divestitures	147,925	144,871	449,896	454,328
Organic Revenue Growth (decline)	2.1%		(1.0)%
Impact of current year foreign exchange rates (3)		(1,065)		(2,034)
Non-GAAP Total Revenues excluding acquisitions and divestitures and impact of current year foreign exchange rates	$147,925	$143,806	$449,896	$452,294
Constant Currency Organic Revenue Growth (decline)	2.9%		(0.5)%
(1) Revenue adjustments relate to our International OTC Healthcare segment
(2) Revenue adjustments relate to our North American OTC Healthcare segment
(3) Foreign exchange rate adjustments relate to all segments

Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Margin and related Adjusted Gross Margin percentage:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013
(In thousands)
GAAP Total Revenues	$197,606	$144,871	$524,577	$454,328

GAAP Gross Profit	$111,745	$80,468	$296,153	$256,714
Adjustments:
Inventory step-up charges and other costs associated with Care and Hydralyte acquisitions (1)	—	—	246	577
Inventory step-up charges associated with Insight acquisition (2)	1,326	—	1,979	—
Care acquisition related inventory costs (1)	—	—	—	407
Total adjustments	1,326	—	2,225	984
Non-GAAP Adjusted Gross Margin	$113,071	$80,468	$298,378	$257,698
Non-GAAP Adjusted Gross Margin %	57.2%	55.5%	56.9%	56.7%
(1) Inventory step-up charges and other costs relate to our International OTC Healthcare segment
(2) Inventory step-up charges relate to our North American OTC Healthcare segment

Reconciliation of GAAP General and Administrative Expense to Non-GAAP Adjusted General and Administrative Expense and Non-GAAP Adjusted General and Administrative Expense percentage:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013
(In thousands)
GAAP General and Administrative Expense	$19,454	$12,137	$63,588	$35,390
Adjustments:
Legal and professional fees associated with acquisitions and divestitures	477	—	10,334	668
Stamp/Duty Tax on Australian acquisition	—	—	2,940	—
Integration, transition and other costs associated with acquisitions	5,181	—	9,613	—
Total adjustments	5,658	—	22,887	668
Non-GAAP Adjusted General and Administrative Expense	$13,796	$12,137	$40,701	$34,722
Non-GAAP Adjusted General and Administrative Expense Percentage	7.0%	8.4%	7.8%	7.6%

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA margin:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013
(In thousands)
GAAP Net Income	$21,293	$3,130	$54,488	$56,614
Interest expense, net	24,592	21,260	57,438	53,604
Provision for income taxes	12,241	1,056	35,521	18,431
Depreciation and amortization	5,154	3,644	11,967	10,206
Non-GAAP EBITDA:	63,280	29,090	159,414	138,855
Adjustments:
Inventory step-up charges and other costs associated with Care and Hydralyte acquisitions (1)	—	—	246	577
Inventory step-up charges associated with Insight acquisition (2)	1,326	—	1,979	—
Care acquisition related inventory costs (1)	—	—	—	407
Legal and professional fees associated with acquisitions and divestitures (3)	477	—	10,334	668
Stamp/Duty Tax on Australian acquisition (3)	—	—	2,940	—
Integration, transition and other costs associated with acquisitions (3)	5,181	—	9,613	—
Gain on sale of asset	(1,133)	—	(1,133)	—
Loss on extinguishment of debt	—	15,012	—	15,012
Total adjustments	5,851	15,012	23,979	16,664
Non-GAAP Adjusted EBITDA	$69,131	$44,102	$183,393	$155,519
Non-GAAP Adjusted EBITDA Margin	35.0%	30.4%	35.0%	34.2%
(1) Inventory step-up charges and other costs relate to our International OTC Healthcare segment
(2) Inventory step-up charges relate to our North American OTC Healthcare segment
(3) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income and related Adjusted Earnings Per Share:

	Three Months Ended December 31,				Nine Months Ended December 31,
	2014	2014 Adjusted EPS	2013	2013 Adjusted EPS	2014	2014 Adjusted EPS	2013	2013 Adjusted EPS
(In thousands)
GAAP Net Income	$21,293	$0.40	$3,130	$0.06	$54,488	$1.04	$56,614	$1.08
Adjustments:
Inventory step-up charges and other costs associated with Care and Hydralyte acquisitions (1)	—	—	—	—	246	—	577	0.01
Inventory step-up charges associated with Insight acquisition (2)	1,326	0.03	—	—	1,979	0.04	—	—
Care acquisition related inventory costs (1)	—	—	—	—	—	—	407	0.01
Legal and professional fees associated with acquisitions and divestitures (3)	477	0.01	—	—	10,334	0.20	668	0.01
Stamp/Duty Tax on Australian acquisition (3)	—	—	—	—	2,940	0.05	—	—
Integration, transition and other costs associated with acquisitions (3)	5,181	0.10	—	—	9,613	0.18	—	—
Accelerated amortization of debt discount and debt issue costs	218	—	5,112	0.10	218	—	5,112	0.10
Gain on sale of asset	(1,133)	(0.02)	—	—	(1,133)	(0.02)	—	—
Loss on extinguishment of debt	—	—	15,012	0.29	—	—	15,012	0.29
Tax impact of adjustments	(1,950)	(0.04)	(7,285)	(0.14)	(5,419)	(0.10)	(7,641)	(0.15)
Impact of state tax adjustments	—	—	(380)	(0.01)	—	—	(9,465)	(0.18)
Total adjustments	4,119	0.08	12,459	0.24	18,778	0.35	4,670	0.09
Non-GAAP Adjusted Net Income and Adjusted EPS	$25,412	$0.48	$15,589	$0.30	$73,266	$1.39	$61,284	$1.17
(1) Inventory step-up charges and other costs relate to our International OTC Healthcare segment
(2) Inventory step-up charges relate to our North American OTC Healthcare segment
(3) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Income to Adjusted Non-GAAP Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended December 31,
	2014	2013	2014	2013
(In thousands)
GAAP Net Income	$21,293	$3,130	$54,488	$56,614
Adjustments:
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	17,765	19,438	42,620	35,612
Changes in operating assets and liabilities, net of effects from acquisitions as shown in the Statement of Cash Flows	8,026	2,694	7,034	(11,366)
Total adjustments	25,791	22,132	49,654	24,246
GAAP Net cash provided by operating activities	47,084	25,262	104,142	80,860
Premium payment on 2010 Senior Notes	—	12,768	—	12,768
Accelerated interest payments due to debt refinancing	—	3,513	—	3,513
Purchases of property and equipment	(2,320)	(339)	(3,700)	(2,658)
Non-GAAP Free Cash Flow	44,764	41,204	100,442	94,483
Integration, transition and other payments associated with acquisitions	784	337	13,201	512
Adjusted Non-GAAP Free Cash Flow	$45,548	$41,541	$113,643	$94,995

Outlook for Fiscal Year 2015:

Reconciliation of Projected GAAP EPS to Projected Non-GAAP Adjusted EPS:

	2015 Projected EPS
	Low	High
Projected FY'15 GAAP EPS	$1.35	$1.38
Adjustments:
Integration, transition and other costs associated with acquisitions	0.47	0.47
Total Adjustments	0.47	0.47
Projected Non-GAAP Adjusted EPS	$1.82	$1.85

Reconciliation of Projected GAAP Net cash provided by operating activities to Projected Non-GAAP Adjusted Free Cash Flow:

2015 Projected Free Cash Flow
(In millions)
Projected FY'15 GAAP Net cash provided by operating activities	$146
Projected integration, transition and other costs associated with acquisitions	15
Additions to property and equipment for cash	(6)
Projected Non-GAAP Adjusted Free Cash Flow	$155